SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 2/28/2006
FILE NUMBER 811-2729
SERIES NO.: 8

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 18,862
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 11,590
              Personal Investment Class      $    591
              Cash Management Class          $  9,747
              Reserve Class                  $    193
              Resource Class                 $  4,929
              Corporate Class                $  1,296

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0196
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0181
              Personal Investment Class      $000.0168
              Cash Management Class          $000.0192
              Reserve Class                  $000.0153
              Resource Class                 $000.0188
              Corporate Class                $000.0194

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class              1,210,122
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         538,295
              Personal Investment Class         27,269
              Cash Management Class            453,781
              Reserve Class                     14,408
              Resource Class                   244,470
              Corporate Class                   42,313